                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT JANUARY 31, 2001
   -------------------------------------------------------------------------
                DATE OF EARLIEST EVENT REPORTED JANUARY 16, 2001




                          CHESAPEAKE ENERGY CORPORATION
   -------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


              OKLAHOMA                          1-13726                       73-1395733
    ----------------------------         ---------------------     ---------------------------------
    (State or other jurisdiction         (Commission File No.)     (IRS Employer Identification No.)
          of incorporation)


      6100 NORTH WESTERN AVENUE,  OKLAHOMA CITY,  OKLAHOMA     73118
--------------------------------------------------------------------------------
      (Address of principal executive offices)         (Zip Code)


                                 (405) 848-8000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On January 16, 2001, Chesapeake Energy Corporation ("Chesapeake") completed the acquisition of Gothic Energy Corporation ("Gothic") by merging Chesapeake Merger 2000 Corp. into Gothic pursuant to the Agreement and Plan of Merger among the parties dated September 8, 2000, as amended on October 31, 2000. Chesapeake issued a total of 4.0 million common shares in the merger. Gothic shareholders (other than Chesapeake) received 0.1908 of a share of Chesapeake common stock for each share of Gothic common stock. In addition, outstanding warrants and options to purchase Gothic common stock were converted to the right to purchase Chesapeake common stock based on the 0.1908 exchange ratio. Gothic preferred stock, all of which is owned by Chesapeake, remains outstanding. As part of the merger, the terms of the Gothic preferred stock were amended to eliminate the right to convert the Gothic preferred stock to Gothic common stock. Prior to the merger, Chesapeake purchased substantially all of Gothic's 14.125% senior secured discount notes (total accreted principal amount of $104 million) and $31.6 million of $235 million principal amount of 11.125% senior secured notes issued by Gothic's subsidiary. As part of the merger the $31.6 million principal amount of 11.125% senior secured notes were retired. The outstanding notes continue to be the obligations of Gothic and its subsidiary.

         The issuance of Chesapeake common stock under the merger agreement was registered under the Securities Act of 1933 pursuant to Chesapeake's registration statement on Form S-4 (No. 333-47330). The proxy statement/prospectus included in the registration statement contains additional information about the transaction. The Gothic shareholders approved the merger at a special meeting of shareholders on December 12, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired:

                  The financial statements of Gothic Energy Corporation ("Gothic") as of and for the nine months ended September 30, 2000, as filed on Form 10-Q, and for the year ended December 31, 1999, as filed on Form 10-K, are incorporated herein by reference.

         (b)      Pro forma financial information:

                  The unaudited pro forma financial information required pursuant to Article 11 of Regulation S-X is filed herewith.

                   INDEX TO PRO FORMA COMBINED FINANCIAL DATA
                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES



                                                                                                             Page
                                                                                                             ----
Unaudited Pro Forma Combined Balance Sheet as of September 30, 2000.........................................   5

Unaudited Pro Forma Combined Statement of Operations for the
     Nine Months Ended September 30, 2000...................................................................   6

Unaudited Pro Forma Combined Statement of Operations for the
     Year Ended December 31, 1999...........................................................................   7

Notes to Unaudited Pro Forma Combined Financial Data........................................................   8

                        PRO FORMA COMBINED FINANCIAL DATA

         The following unaudited pro forma combined financial statements are derived from the historical financial statements of Chesapeake Energy Corporation and Gothic Energy Corporation. The pro forma combined statements of operations for the nine months ended September 30, 2000 and for the year ended December 31, 1999 reflect the Gothic acquisition, accounted for as a purchase, as if the acquisition occurred on January 1, 1999. The pro forma combined balance sheet at September 30, 2000 reflects the consummation of the Gothic acquisition as if it occurred on September 30, 2000. The unaudited pro forma combined financial data should be read in conjunction with the notes thereto and the historical financial statements of Chesapeake and Gothic, including the notes thereto.

         The unaudited pro forma combined financial statements do not purport to be indicative of the results of operations that would actually have occurred if the transaction described had occurred as presented in such statements or that may occur in the future. In addition, future results may vary significantly from the results reflected in such statements due to general economic conditions, oil and gas commodity prices, Chesapeake's ability to successfully integrate the operations of Gothic with its current business and several other factors, many of which are beyond Chesapeake's control.

         The Gothic acquisition will be accounted for using the purchase method. The purchase cost will be allocated to the Gothic assets and liabilities based on their respective fair values. The final allocation of the actual purchase price is subject to the final valuation of the acquired assets, but that allocation is not expected to differ materially from the preliminary allocation presented in these pro forma combined financial statements.

                          CHESAPEAKE ENERGY CORPORATION

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

                                                         HISTORICAL                      PRO FORMA
                                                ----------------------------    ----------------------------
                                                CHESAPEAKE          GOTHIC      ADJUSTMENTS      AS ADJUSTED
                                                ----------       -----------   -------------     -----------
                                                   ASSETS

Current assets..............................    $  117,187       $    30,270   $ (12,453) (b)    $  135,978
                                                                                     974  (j)
Property, plant and equipment:
  Proved....................................     2,482,001           273,682      95,155  (a)     2,850,838
  Unproved..................................        30,351             6,233       3,767  (a)        40,351
  Accumulated DD&A..........................    (1,744,006)          (68,179)     68,179  (a)    (1,744,006)
                                                ----------       -----------   ---------         ----------
  Net proved and unproved properties........       768,346           211,736     167,101          1,147,183
Other, net..................................        36,107             4,916          --             41,023
                                                ----------       -----------   ---------        -----------
  Total property, plant and equipment,
     net....................................       804,453           216,652     167,101          1,188,206
                                                ----------       -----------   ---------        -----------
Other.......................................       138,391             9,141      (4,057) (a)        27,753
                                                                                (125,521) (a)
                                                                                  12,453  (b)
                                                                                    (688) (i)
                                                                                  (1,966) (k)
                                                ----------       -----------   ---------        -----------
          Total assets......................    $1,060,031       $   256,063   $  35,843        $ 1,351,937
                                                ==========       ===========   =========        ===========

                                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities.........................    $  112,054       $    35,212   $  10,000  (a)   $   157,852
                                                                                   2,552  (i)
                                                                                  (1,966) (k)
Long-term debt..............................       971,040           318,751       9,211  (a)     1,186,592
                                                                                (112,410) (a)
Deferred income tax liabilities.............         9,068                --      (1,296) (i)         7,772
Other liabilities...........................         7,825             3,322          --             11,147
Stockholders' equity:
  Preferred stock...........................        31,202            52,666     (52,666) (a)        31,202
  Common stock..............................         1,567               233        (233) (a)         1,607
                                                                                      40  (a)


  Paid-in capital...........................       951,077            44,830     (44,830) (a)       988,702
                                                                                   1,500  (a)
                                                                                  27,960  (a)
                                                                                   7,191  (j)
                                                                                     974  (j)

  Accumulated earnings (deficit)............    (1,007,126)         (198,951)    198,951  (a)    (1,009,070)
                                                                                  (1,944) (i)
  Accumulated other comprehensive income
     (loss).................................        (3,922)               --          --             (3,922)
  Less treasury stock.......................       (12,754)               --      (7,191) (j)       (19,945)
                                                ----------       -----------   ---------          ----------
          Total stockholders' equity
            (deficit).......................       (39,956)         (101,222)    129,752            (11,426)
                                                ----------       -----------   ---------         -----------
          Total liabilities and
            stockholders' equity
            (deficit).......................    $1,060,031       $   256,063   $  35,843         $ 1,351,937
                                                ==========       ===========   =========         ===========

         The accompanying notes are an integral part of these pro forma combined financial statements.

                          CHESAPEAKE ENERGY CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                        HISTORICAL                 PRO FORMA
                                                 ------------------------    -----------------------
                                                  CHESAPEAKE      GOTHIC     ADJUSTMENTS AS ADJUSTED
                                                 -----------     --------    ----------- -----------
REVENUES:
  Oil and gas sales...........................      $311,485     $ 53,107     $    --    $ 364,592
  Oil and gas marketing sales.................       105,821           --          --      105,821
  Well operations.............................            --        2,016      (2,016) (h)      --
                                                    --------     --------     -------     --------
          Total revenues......................       417,306       55,123      (2,016)     470,413
                                                    --------     --------     -------    ---------
OPERATING COSTS:
  Production expenses and taxes...............        53,953        7,830          --       61,783
  General and administrative..................         9,597        4,307      (2,016) (h)  12,617
                                                                                  729  (l)
  Oil and gas marketing expenses..............       102,583           --          --      102,583
  Oil and gas depreciation, depletion and
     amortization.............................        74,587       14,993      10,543  (c) 100,123
  Depreciation and amortization of other
     assets...................................         5,551          579          --        6,130
                                                    --------     --------     -------    ---------
          Total operating costs...............       246,271       27,709       9,256      283,236
                                                    --------     --------     -------    ---------
INCOME FROM OPERATIONS........................       171,035       27,414     (11,272)     187,177
                                                    --------     --------     -------    ---------
OTHER INCOME (EXPENSE):
  Interest and other income...................         3,726          141          --        3,867
  Interest expense............................       (64,357)     (29,631)     10,885  (g) (83,103)
                                                    --------     --------     -------     --------
          Total other income (expense)........       (60,631)     (29,490)     10,885      (79,236)
                                                    --------     --------     -------    ---------
INCOME (LOSS) BEFORE INCOME TAXES.............       110,404       (2,076)       (387)     107,941
                                                    --------     --------     --------   ---------
INCOME TAX EXPENSE............................         2,879           --        (155) (d)   2,724
                                                    --------     --------     -------     --------
NET INCOME (LOSS).............................       107,525       (2,076)       (232)     105,217
  Preferred stock dividends...................        (7,914)      (7,054)      7,054  (f)  (7,914)
  Gain (loss) on redemption of preferred               6,574           --          --        6,574
  stock.......................................      --------     --------     -------    ---------

NET INCOME (LOSS) AVAILABLE TO COMMON
  SHAREHOLDERS................................      $106,185     $ (9,130)    $ 6,822    $ 103,877
                                                    ========     ========     =======    =========
EARNINGS (LOSS) PER COMMON SHARE:
  Basic.......................................      $    .88                             $     .84
                                                    ========                             =========
  Assuming dilution...........................      $    .73                             $     .70
                                                    ========                             =========
WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING:
  Basic.......................................       121,089                               124,106 (e)
                                                    ========                             =========
  Assuming dilution...........................       147,428                               150,445 (e)
                                                    ========                             =========

         The accompanying notes are an integral part of these pro forma combined financial statements.

                          CHESAPEAKE ENERGY CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                   HISTORICAL                  PRO FORMA
                                            ----------------------   -----------------------------
                                            CHESAPEAKE      GOTHIC   ADJUSTMENTS       AS ADJUSTED
                                            ----------      ------   -----------       -----------
REVENUES:
  Oil and gas sales.....................      $280,445     $ 52,967    $      --        $  333,412
  Oil and gas marketing sales...........        74,501           --           --            74,501
  Well operations.......................            --        2,657       (2,657) (h)           --
                                              --------     --------    ---------        ----------
          Total revenues................       354,946       55,624       (2,657)          407,913
                                              --------     --------    ---------        ----------
OPERATING COSTS:
  Production expenses and taxes.........        59,562        9,605           --            69,167
  General and administrative............        13,477        5,313       (2,657) (h)       18,505
                                                                           2,372  (l)
  Oil and gas marketing expenses........        71,533           --           --            71,533
  Oil and gas depreciation, depletion and
     amortization.......................        95,044       20,444       15,869  (c)      131,357
  Depreciation and amortization of other
     assets.............................         7,810          525           --             8,335
                                              --------     --------    ---------        ----------
          Total operating costs.........       247,426       35,887       15,584           298,897
                                              --------     --------    ---------        ----------
INCOME FROM OPERATIONS..................       107,520       19,737      (18,241)          109,016
                                              --------     --------    ---------        ----------
OTHER INCOME (EXPENSE):
  Interest and other income.............         8,562          942           --             9,504
  Interest expense......................       (81,052)     (37,988)      13,665  (g)     (105,375)
                                              --------     --------    ---------         ---------
          Total other income (expense)..       (72,490)     (37,046)      13,665           (95,871)
                                              --------     --------    ---------        ----------
INCOME (LOSS) BEFORE INCOME TAXES.......        35,030      (17,309)      (4,576)           13,145
                                              --------     --------    ---------        ----------
INCOME TAX EXPENSE......................         1,764           --       (1,831) (d)          (67)
                                              --------     --------    ---------        ----------
NET INCOME (LOSS).......................        33,266      (17,309)      (2,745)           13,212
  Preferred stock dividends.............       (16,711)      (8,667)       8,667  (f)      (16,711)
  Gain on redemption of preferred stock.            --           --           --                --
                                              --------     --------    ---------        ----------
NET INCOME (LOSS) AVAILABLE TO COMMON
  SHAREHOLDERS..........................      $ 16,555     $(25,976)   $   5,922        $   (3,499)
                                              ========     ========    =========        ==========
EARNINGS (LOSS) PER COMMON SHARE:
  Basic.................................      $    0.17                                 $    (0.03)
                                              =========                                 ==========
  Assuming dilution.....................      $    0.16                                 $    (0.03)
                                              =========                                 ==========
WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING:
  Basic.................................        97,077                                     113,647 (e)
                                              ========                                  ==========
  Assuming dilution.....................       102,038                                     118,608 (e)
                                              ========                                  ==========

         The accompanying notes are an integral part of these pro forma combined financial statements.

              NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

         (a) The purchase price reflects the issuance of:

         o 4.0 million shares of Chesapeake common stock in exchange for all outstanding shares of Gothic common stock (other than shares of Gothic common stock held by Chesapeake) and

         o Chesapeake warrants and options to purchase 2.9 million shares of Chesapeake common stock in exchange for all of the outstanding warrants and options to purchase shares of Gothic common stock based on the exchange ratio of 0.1908 of a share of Chesapeake common stock for each share of Gothic common stock.

         The Chesapeake common stock issued as merger consideration is valued based on a price per share of $7.00, which was the closing price of Chesapeake common stock on the day before the merger was announced. The purchase price also reflects: (i) acquisition costs of approximately $10.0 million (including $2.1 million for estimated termination costs of Gothic employees); (ii) Chesapeake's investment in Gothic preferred and common stock, which has a carrying value of $10 million; and (iii) Chesapeake's investment in Gothic senior secured discount notes and senior secured notes. Chesapeake estimates that the fair value of the Gothic senior secured notes equals 106% of their face value. The purchase price also gives effect to the estimated fair value of out-of-the-money Gothic warrants to be assumed by Chesapeake. Below is a summary of the purchase price allocation to the estimated fair value of the assets acquired and liabilities assumed ($ in 000's):

           Issuance of common stock........................................      $  28,000
           Investment in Gothic senior secured discount notes..............         80,761
           Investment in Gothic senior secured notes (see Note (b))........         34,760
           Investment in Gothic preferred and common stock.................         10,000
           Fair value of Gothic warrants...................................          1,500
           Other acquisition costs.........................................         10,000
                                                                                 ---------
                     Purchase price........................................      $ 165,021
                                                                                 =========


                                                                      GOTHIC     ESTIMATED   PRO FORMA
                                                                    BOOK VALUE  FAIR VALUE  ADJUSTMENT
                                                                    ----------  ----------  ----------
     Current assets...............................................  $  30,270   $   30,270   $      --
     Property and equipment-- proved properties...................    273,682      368,837      95,155
     Property and equipment-- unproved properties.................      6,233       10,000       3,767
     Accumulated DD&A.............................................    (68,179)          --      68,179
     Other property and equipment.................................      4,916        4,916          --
     Other assets.................................................      9,141        5,084      (4,057)
     Current liabilities..........................................    (35,212)     (35,212)         --
     Debt, less $112.4 million of notes
        held by Chesapeake........................................   (206,341)    (215,552)     (9,211)
     Other liabilities............................................     (3,322)      (3,322)         --
                                                                    ---------   ----------   ---------
                                                                    $  11,188   $  165,021   $ 153,833
                                                                    =========   ==========   =========


         (b) To record Chesapeake's payment of $12.5 million to acquire $11.5 million face amount of Gothic's senior secured notes subsequent to September 30, 2000. The $34.8 million investment in senior secured notes includes a total premium of $3.1 million.

         (c) To record DD&A expense of oil and gas properties using a rate of $0.82 per mcfe. This combined rate reflects the impact of the allocation of purchase price to Gothic's proved oil and gas properties.

         (d) To record the tax effects of the pro forma adjustments at a statutory rate of 40%.

         (e) Basic and diluted earnings per share have been calculated assuming the transaction was consummated at the beginning of the period and are calculated as follows (in 000's):

                                                                  NINE MONTHS
                                                                     ENDED               YEAR ENDED
                                                               SEPTEMBER 30, 2000    DECEMBER 31, 1999
                                                               ------------------    -----------------
Chesapeake's basic shares outstanding (as reported) ........             121,089               97,077

Issuance of common stock to acquire Gothic debt ............                  --               13,553
Issuance of common stock to Gothic-- merger
  consideration ............................................               4,000                4,000
Make-whole adjustments-- acquisition of Gothic
  debt .....................................................                (983)                (983)
                                                                 ---------------      ---------------
          Basic shares outstanding-- as adjusted ...........             124,106              113,647
                                                                 ===============      ===============

Chesapeake's diluted shares outstanding (as reported) ......             147,428              102,038

Issuance of common stock to acquire Gothic debt ............                  --               13,553
Issuance of common stock to Gothic-- merger
  consideration ............................................               4,000                4,000
Make-whole adjustments-- acquisition of Gothic
  debt .....................................................                (983)                (983)
                                                                 ---------------      ---------------
          Diluted shares outstanding-- as adjusted .........             150,445              118,608
                                                                 ===============      ===============


         (f) To eliminate dividends on Gothic's preferred stock held by Chesapeake.

         (g) To eliminate interest expense and amortization costs related to the senior discount notes and senior secured notes acquired by Chesapeake.

         (h) To reclassify overhead reimbursements recognized by Gothic as operator of certain oil and gas properties and reported as well operations revenue. These reimbursements have been reclassified as a reduction to general and administrative expenses to conform with Chesapeake's presentation of similar reimbursements.

         (i) To record the initial financing fees (net of income tax) incurred by Chesapeake to establish a standby credit facility to fund purchases of Gothic senior secured notes tendered after the merger pursuant to a change-of-control offer to purchase the notes at 101% principal amount. Chesapeake believes the standby credit facility will not be utilized, and therefore the associated fees will be expensed when the holders' change-of-control put options expire. Chesapeake incurred $688 thousand in such costs prior to September 30, 2000 and $2.6 million subsequent thereto. If, however, the standby credit facility is utilized, Chesapeake will incur an additional $2.75 million in financing costs and the total financing costs of $6 million will be deferred and amortized over the twenty-six month term of the facility. Assuming the standby credit facility is utilized to (a) purchase the outstanding Gothic senior secured notes and (b) replace Chesapeake's current line of credit, the pro forma results of operations would reflect an increase in interest expense of approximately $1.7 million and $2.7 million for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively.

         (j) To record the effects of certain make-whole provisions associated with Chesapeake's investment in Gothic's 14.125% senior discount notes and 11.125% senior secured notes. At the time of the acquisition of the notes, Chesapeake issued 13.6 million shares of Chesapeake common stock and paid $23.3 million in cash to acquire the notes. Subsequent to September 30, 2000, Chesapeake received $974 thousand in cash and 982,588 shares of Chesapeake common stock based upon the make-whole provisions contained in the purchase agreements.

         (k) To adjust the purchase price allocation and accrued merger-related costs for amounts incurred through September 30, 2000.

         (l) To record payments that will be made to Gothic's CEO and CFO following the merger pursuant to two-year non-compete agreements.

         (m) Estimated total pro forma proved reserves at September 30, 2000 were as follows (in MMcfe):

Chesapeake ....................................................        1,322,192
Gothic ........................................................          310,032
                                                                       ---------
     As adjusted ..............................................        1,632,224
                                                                       =========

         (c) Exhibits

         Exhibit           Description
         -------           -----------

           2.1 Agreement and Plan of Merger dated September 8, 2000 and Amendment No. 1 thereto dated October 31, 2000 among Chesapeake Energy Corporation, Chesapeake Merger 2000 Corp. and Gothic Energy Corporation. Incorporated herein by reference to Annex A to the proxy statement/prospectus in Part I of Amendment No. 1 to Chesapeake's registration statement on Form S-4 (No. 333-47330).

          23.1             Consent of PricewaterhouseCoopers LLP.

          99.1             Financial statements of Gothic Energy Corporation.
                           Incorporated herein by reference to Gothic's annual report on Form 10-K for the year ended December 31, 1999 and to its quarterly report on Form 10-Q for the quarter ended September 30, 2000.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         CHESAPEAKE ENERGY CORPORATION



                                         BY: /s/ AUBREY K. MCCLENDON
                                            -----------------------------------
                                                AUBREY K. MCCLENDON
                                              Chairman of the Board and
                                               Chief Executive Officer

Dated:  January 31, 2001

                               INDEX TO EXHIBITS


         EXHIBIT
         NUMBER            DESCRIPTION
         -------           -----------
           2.1             Agreement and Plan of Merger dated September 8, 2000
                           and Amendment No. 1 thereto dated October 31, 2000
                           among Chesapeake Energy Corporation, Chesapeake
                           Merger 2000 Corp. and Gothic Energy Corporation.
                           Incorporated herein by reference to Annex A to the
                           proxy statement/prospectus in Part I of Amendment No.
                           1 to Chesapeake's registration statement on Form S-4
                           (No. 333-47330).

          23.1             Consent of PricewaterhouseCoopers LLP.

          99.1             Financial statements of Gothic Energy Corporation.
                           Incorporated herein by reference to Gothic's annual report on Form 10-K for the year ended December 31, 1999 and to its quarterly report on Form 10-Q for the quarter ended September 30, 2000.